Exhibit 99.1

Nine Energy Service Announces Second Quarter 2022 Results

•	Total liquidity position of $74.5 million as of June 30, 2022

•	Revenue, net loss and adjusted EBITDAA of $142.3 million, $(1.0) million and $18.9 million, respectively, for the second quarter of 2022

•	Second quarter 2022 basic loss per share of $(0.03)

•	For the second quarter of 2022 the Company generated ROICB of 11.4%.

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2022 revenues of $142.3 million, net loss of $(1.0) million and adjusted EBITDA of $18.9 million. For the second quarter of 2022, adjusted net lossC was $(0.2) million, or $(0.01) adjusted basic loss per shareD.

The Company had provided original second quarter 2022 revenue guidance between $130.0 and $140.0 million, with actual results falling above the provided range and representing a sequential revenue increase of approximately 22% quarter over quarter.

“We had another very strong growth quarter,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service, “with pricing and activity increases across the majority of our service lines.”

“We remain very optimistic on the market, and we continue to implement net price increases, enabling us to drive strong incremental margins again this quarter. Our cementing service line continues to outperform market drivers, increasing sequential quarterly revenue by approximately 22%, versus the average U.S. rig count, which increased by approximately 13%. Our Stinger Dissolvable plug technology is performing well in the field, demonstrated by the 33% increase in total units sold quarter over quarter, despite EIA-reported U.S. completions increasing by only 3%. Coiled tubing revenue increased by approximately 28%, driven by both higher utilization and price increases. There continues to be a shortage of qualified labor and equipment in the industry, which has been the main catalyst for price increases for Nine. This will only be exacerbated by any incremental activity added throughout the remainder of this year and into 2023.”

“The outlook for the remainder of 2022 and 2023 is positive. It is difficult to gauge the magnitude of any potential recessionary pressures, however, we believe North American shale and short-cycle projects will be vital for global supply. Additionally, oilfield service companies, including Nine, are demonstrating capital discipline, which has limited available equipment in the market. Any capital equipment orders being placed are delayed up to 12 months and will need to be staffed. This backdrop sets up very well for Nine. Commodity prices remain very supportive for our customers, and we anticipate we will continue to increase prices throughout the remainder of 2022 and into 2023.”

“With what we know today, we anticipate revenue, adjusted EBITDA and cash flow to improve sequentially for Q3. I like Nine’s geographic and service line diversity and believe it positions us well for further growth. We have increased profitability over the last two quarters with additional runway to implement net price increases within our service lines and increase volumes for our tools.”

Operating Results

During the second quarter of 2022, the Company reported revenues of $142.3 million, gross profit of $19.8 million and adjusted gross profitE of $29.6 million. Gross profit increased by approximately 56% quarter over quarter, and adjusted gross profit increased by approximately 31% quarter over quarter. During the second quarter, the Company generated ROIC of 11.4%.

During the second quarter of 2022, the Company reported selling, general and administrative expense of $12.5 million. Depreciation and amortization expense in the second quarter of 2022 was $10.3 million.

The Company’s tax benefit for the second quarter of 2022 was approximately $0.5 million and $0.4 million year to date. The benefit for 2022 is the result of our tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the second quarter of 2022, the Company reported net cash used in operating activities of $(0.4) million. Capital expenditures totaled $3.7 million during the second quarter of 2022.

As of June 30, 2022, Nine’s cash and cash equivalents were $22.4 million, and the Company had $52.1 million of availability under the revolving credit facility, resulting in a total liquidity position of $74.5 million as of June 30, 2022. On June 30, 2022, the Company had $27.0 million of borrowings under the 2018 ABL Credit Facility.

ABCDE	See end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, August 4, 2022, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (888) 437-3179 or International: (404) 267-0369 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 18, 2022, and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13731485.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which has been and may again be affected by the COVID-19 pandemic and related economic repercussions and which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa; general economic conditions and inflation, particularly, cost inflation with labor or materials; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the ongoing COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, performance of contracts and supply chain disruptions; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022

Revenues	$142,346	$116,935
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	112,741	94,318
General and administrative expenses	12,455	11,836
Depreciation	6,511	6,504
Amortization of intangibles	3,768	3,904
Loss on revaluation of contingent liability	186	5
(Gain) loss on sale of property and equipment	267	(714)

Income from operations	6,418	1,082
Interest expense	8,133	8,077
Interest income	(25)	(12)
Other income	(190)	(196)

Loss before income taxes	(1,500)	(6,787)
Provision (benefit) for income taxes	(522)	112

Net loss	$(978)	$(6,899)

Loss per share
Basic	$(0.03)	$(0.23)
Diluted	$(0.03)	$(0.23)
Weighted average shares outstanding
Basic	30,832,566	30,491,976
Diluted	30,832,566	30,491,976

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(174)	$8

Total other comprehensive income (loss), net of tax	(174)	8

Total comprehensive loss	$(1,152)	$(6,891)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30, 2022	March 31, 2022

Assets
Current assets
Cash and cash equivalents	$22,408	$19,941
Accounts receivable, net	88,245	79,744
Income taxes receivable	1,726	1,108
Inventories, net	48,950	45,959
Prepaid expenses and other current assets	11,362	12,227

Total current assets	172,691	158,979
Property and equipment, net	77,993	81,808
Operating lease right-of-use assets, net	34,143	33,883
Finance lease right-of-use assets, net	1,398	1,520
Intangible assets, net	108,736	112,504
Other long-term assets	784	2,175

Total assets	$395,745	$390,869

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$35,470	$29,887
Accrued expenses	22,980	29,606
Current portion of long-term debt	27,805	1,168
Current portion of operating lease obligations	6,458	6,085
Current portion of finance lease obligations	644	989

Total current liabilities	93,357	67,735
Long-term liabilities
Long-term debt	318,147	337,731
Long-term operating lease obligations	28,974	29,181
Other long-term liabilities	1,586	1,588

Total liabilities	442,064	436,235

Stockholders’ equity (deficit)

Common stock (120,000,000 shares authorized at $.01 par value; 33,369,148 and 32,821,113 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively)	334	328
Additional paid-in capital	774,335	774,142
Accumulated other comprehensive loss	(4,701)	(4,527)
Accumulated deficit	(816,287)	(815,309)

Total stockholders’ equity (deficit)	(46,319)	(45,366)

Total liabilities and stockholders’ equity (deficit)	$395,745	$390,869

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022

Cash flows from operating activities
Net loss	$(978)	$(6,899)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,511	6,504
Amortization of intangibles	3,768	3,904
Amortization of deferred financing costs	642	643
Amortization of operating leases	2,035	1,991
Recovery of doubtful accounts	(4)	(172)
Provision for inventory obsolescence	886	1,077
Stock-based compensation expense	495	927
(Gain) loss on sale of property and equipment	267	(714)
Loss on revaluation of contingent liability	186	5
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(8,514)	(15,541)
Inventories, net	(3,972)	(4,838)
Prepaid expenses and other current assets	2,788	(2,528)
Accounts payable and accrued expenses	(1,835)	10,951
Income taxes receivable/payable	(615)	285
Other assets and liabilities	(2,090)	(2,054)

Net cash used in operating activities	(430)	(6,459)

Cash flows from investing activities
Proceeds from sales of property and equipment	101	2,041
Proceeds from property and equipment casualty losses	—	175
Purchases of property and equipment	(3,068)	(876)

Net cash provided by (used in) investing activities	(2,967)	1,340

Cash flows from financing activities
Payments on Magnum Promissory Notes	—	(562)
Proceeds from 2018 ABL Credit Facility	7,000	5,000
Payments of short-term debt	(363)	(363)
Payments on finance leases	(339)	(329)
Payments of contingent liability	(48)	(44)
Vesting of restricted stock and stock units	(296)	(135)

Net cash provided by financing activities	5,954	3,567

Impact of foreign currency exchange on cash	(90)	(16)

Net increase (decrease) in cash and cash equivalents	2,467	(1,568)
Cash and cash equivalents
Beginning of period	19,941	21,509

End of period	$22,408	$19,941

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022
EBITDA reconciliation:
Net loss	$(978)	$(6,899)
Interest expense	8,133	8,077
Interest income	(25)	(12)
Provision (benefit) for income taxes	(522)	112
Depreciation	6,511	6,504
Amortization of intangibles	3,768	3,904

EBITDA	$16,887	$11,686
Loss on revaluation of contingent liability (1)	186	5
Restructuring charges	805	285
Stock-based compensation and cash award expense	758	927
(Gain) loss on sale of property and equipment	267	(714)
Legal fees and settlements (2)	11	34

Adjusted EBITDA	$18,914	$12,223

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.
(2)	Amounts represent fees, legal settlements and/or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022

Net loss	$(978)	$(6,899)
Add back:
Interest expense	8,133	8,077
Interest income	(25)	(12)
Restructuring charges	805	285

After-tax net operating income	$7,935	$1,451

Total capital as of prior period-end:
Total stockholders’ equity (deficit)	$(45,366)	$(39,267)
Total debt	341,511	337,436
Less: cash and cash equivalents	(19,941)	(21,509)

Total capital as of prior period-end:	$276,204	$276,660

Total capital as of period-end:
Total stockholders’ equity (deficit)	$(46,319)	$(45,366)
Total debt	348,148	341,511
Less: cash and cash equivalents	(22,408)	(19,941)

Total capital as of period-end:	$279,421	$276,204

Average total capital	$277,813	$276,432

ROIC	11.4%	2.1%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022
Calculation of gross profit
Revenues	$142,346	$116,935
Cost of revenues (exclusive of depreciation and amortization shown separately below)	112,741	94,318
Depreciation (related to cost of revenues)	6,055	6,049
Amortization of intangibles	3,768	3,904

Gross profit	$19,782	$12,664

Adjusted gross profit reconciliation
Gross profit	$19,782	$12,664
Depreciation (related to cost of revenues)	6,055	6,049
Amortization of intangibles	3,768	3,904

Adjusted gross profit	$29,605	$22,617

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET LOSS AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022
Reconciliation of adjusted net loss:
Net loss	$(978)	$(6,899)
Add back:
Restructuring charges	805	285

Adjusted net loss	$(173)	$(6,614)

Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	30,832,566	30,491,976

Loss per share:
Basic loss per share	$(0.03)	$(0.23)
Adjusted basic loss per share	$(0.01)	$(0.22)

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

C

Adjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) loss or gain on the extinguishment of debt and (vi) the tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

D

Adjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

E

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.